EXHIBIT 5.1

February 3, 2012

EZCORP, Inc.

1901 Capital Parkway

Austin, TX 78746

Ladies and Gentlemen:

We have acted as counsel for EZCORP, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiaries listed as co-registrants in the Registration Statement (the “Subsidiary Guarantors”) with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) with respect to the Company’s (i) debt securities (the “Debt Securities”), in one or more series, which may be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors and which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into Class A Non-Voting Common Stock, par value $0.01 per share, of the Company (the “Common Stock, (ii) Common Stock, (iii) warrants for the purchase of Debt Securities (including the Guarantees, if applicable) or Common Stock (the “Warrants”), (iv) contracts to purchase Common Stock or other securities at a future date or dates (the “Stock Purchase Contracts”), and (v) Stock Purchase Contracts issued as a part of units consisting of a Stock Purchase Contract and Debt Securities (including the Guarantees, if applicable), Warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (the “Stock Purchase Units” and, together with the Debt Securities (including the Guarantees, if applicable), the Common Stock, the Warrants and the Stock Purchase Contracts, the “Securities”) each on terms to be determined at the time of the offering thereof. The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Amended Certificate of Incorporation and the Amended Bylaws of the Company, each as amended to the date hereof (collectively, the “Charter Documents”), (ii) the Registration Statement, (iii) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iv) the form of Subordinated Indenture (the “Subordinated Indenture”) filed as an exhibit to the Registration Statement and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	2801 Via Fortuna, Suite 100 Austin, TX 78746-7568 Tel +1.512.542.8400 Fax +1.512.542.8612 www.velaw.com

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corporate officers of the Company, with no independent investigation as to the facts set forth therein.

In connection with this opinion, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company and the Subsidiary Guarantors) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) any supplemental indenture relating to a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xii) each Subsidiary Guarantor is duly incorporated or organized under the laws of and are validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization; and (xiii) with respect to shares of Common Stock offered, that there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise reserved for issuance.

Based upon and subject to the foregoing, we are of the opinion that:

1.

With respect to the Debt Securities to be issued under the Indenture, when (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and, if applicable, the related Guarantees have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the board of directors of the Company (the “Board”) (or a committee thereof) and the board of directors, manager or general partner, as the case may be, of each Subsidiary Guarantor, if applicable, has taken all necessary corporate, limited liability company or limited partnership action, as applicable, to approve the issuance and terms of any such Debt Securities and, if applicable, Guarantees, the terms of the offering thereof and related matters; (c) the terms of such Debt Securities and, if applicable, Guarantees, and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach

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of any agreement or instrument binding upon the Company or any Subsidiary Guarantor, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor, as applicable; (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (e) such Debt Securities (including the Guarantees, if applicable) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the applicable prospectus supplement and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and, if applicable, the board of directors, manager or general partner, as the case may be, of each Subsidiary Guarantor upon payment of the consideration therefor provided for therein, such Debt Securities and, if applicable, Guarantees will be legally issued and will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms and will be entitled to the benefits of the Indenture and, if applicable, the related Guarantees.

2.	With respect to shares of the Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) the shares of Common Stock have been duly registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be legally issued, fully paid and non-assessable.

3.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Warrants will be legally issued.

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4.	With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided for therein, such Stock Purchase Contracts will be legally issued.

5.	With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, or (iii) the validity or enforceability of provisions that limit the obligation of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws.

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the

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Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P.